UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

S1 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 923-3500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

S1 Corporation (“S1”) permits its directors and officers to enter into stock trading plans with respect to shares of S1 common stock which are intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that such plans comply with S1’s insider trading policy. S1 has been advised by Johann Dreyer, the Company’s Chief Executive Officer, that in order to achieve diversification and liquidity in his financial portfolio, he has entered into a stock trading plan for selling shares of S1’s common stock designed to comply with Rule 10b5-1 and S1’s insider trading policy. According to Mr. Dreyer, his stock trading plan provides for the sale, under certain circumstances, of up to 128,148 shares of S1 common stock.

Except as may be required by law, S1 does not undertake to report future stock trading plans established by other S1 officers or directors, nor to report modifications, terminations, transactions or other activities under the stock trading plans of Mr. Dreyer or of any other officer or director. Transactions pursuant to Mr. Dreyer’s trading plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

/s/ Gregory D. Orenstein
Chief Legal Officer and Corporate Secretary

Date: November 21, 2008